================================================================================



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (Date of earliest event reported): AUGUST 14, 1998



                              KANEB SERVICES, INC.
               (Exact name of registrant as specified in charter)



      DELAWARE                     001-05083                74-1191271
(State of Organization)      (Commission File No.)       (I.R.S. Employer
                                                         Identification No.)


       2435 NORTH CENTRAL EXPRESSWAY
             RICHARDSON, TEXAS                                   75080
 (Address of Principal Executive Offices)                     (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (972) 699-4000




================================================================================

ITEM 5.   OTHER EVENTS.

         On August 14, 1998, Kaneb Pipe Line Partners, L.P., a Delaware limited partnership (the "Partnership"), paid a regular cash distribution of $.065 per Unit to the holders of each class of the Partnership's outstanding Units. Such cash distribution represented the 12th consecutive quarterly cash distribution of Available Cash constituting Cash from Operations in an amount equal to or exceeding the $0.55 Minimum Quarterly Distribution specified in the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"). Accordingly, pursuant to the terms of the Partnership Agreement, the Preference Period has ended effective June 30, 1998, and all differences and distinctions between Senior Preference Units, Preference Units and Common Units automatically ceased as of such date.

         Effective August 14, 1998, all outstanding units of limited partnership interests in the Partnership will be designated as "Units" and will constitute a single class of equity securities. The Units have been approved for listing on the New York Stock Exchange, Inc., where they will trade under the symbol "KPP". Pursuant to the terms of the Partnership Agreement, Unit Certificates that purport to represent Senior Preference Units, Preference Units or Common Units will be deemed to represent Units, without distinction and without any action on the part of the holders of such Unit Certificates.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

         99.1     -   Letter to Unitholders dated August 14, 1998.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        KANEB SERVICES, INC.



                                        By:     MICHAEL R. BAKKE
                                            Michael R. Bakke, Controller

                                INDEX TO EXHIBITS



Number                    Exhibit
------                    -------
99.1          Letter to Unitholders dated August 14, 1998.